Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS FISCAL 2024 FINANCIAL RESULTS

RENO, Nev. (May 29, 2024)--U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to shareholders for the year ended March 31, 2024, of $628.7 million, compared with $924.5 million for the same period last year.

For the quarter ended March 31, 2024, the Company reported net losses available to shareholders of ($0.9) million compared with net earnings of $37.4 million, for the same period last year.

“We are still a bit shy of where I expected to be on One-way moving transactions,” stated Joe Shoen, chairman of U-Haul Holding Company. “Our self-storage product has been strong. Rate cutting across many markets could erode our so far firm self-storage pricing. I continue to see pockets of opportunity for self-storage expansion and am pursuing these. We have a solid team in place and are focused.”

Highlights of Fiscal Year and Fourth Quarter 2024 Results

•
Self-moving equipment rental revenues decreased $10.0 million, or 1%, in the fourth quarter of fiscal 2024 compared with the fourth quarter of fiscal 2023, and finished the full year down $253.2 million, or 7%, compared with fiscal 2023. For the quarter and full year transactions, revenue and average miles driven per transaction decreased. We finished the quarter with March monthly revenue slightly better than the same period last year.
•
Self-storage revenues increased $17.5 million, or 9%, in the fourth quarter of fiscal 2024 compared with the fourth quarter of fiscal 2023, and for the full year increased $86.6 million, or 12%, compared with fiscal 2023. The average number of occupied units increased by 6%, or 31,000 units, during the fourth quarter of fiscal 2024 compared with the same period last year. Occupancy across the entire portfolio decreased 1.4% to 79.8% from the fourth quarter of last year to this year while occupancy for the subsection of these locations that have been at 80% occupancy for the last two years was down 1.9% to 92.3%. In fiscal 2024, we added approximately 5.5 million net rentable square feet or 55,000 additional units.
•
For the quarter, depreciation on the rental equipment fleet increased $11.6 million while all other depreciation increased $12.3 million from buildings and improvements. Net gains from the sales of rental equipment decreased by $32.0 million. For the full fiscal year depreciation on the rental fleet increased by $44.0 million while all other depreciation increased by $40.0 million largely from buildings and improvements. Net gains from the sale of rental equipment decreased $91.8 million. Net losses from the disposal or retirement of land and buildings increased $2.0 million for the quarter and $2.3 million for the fiscal year.
•
Fleet maintenance and repair costs decreased $11.0 million in the fourth quarter of fiscal 2024 compared with the same period last year and increased $33.0 million for the full year of fiscal 2024 compared with the same period last year. The decline in the fourth quarter is largely a result of improved rotation of new trucks into the fleet and older trucks out of the fleet combined with the effects of less fleet rental activity this year.

•
Other operating costs at the Moving and Storage segment increased $21.3 million in the fourth quarter compared to the same period last year and $66.7 million for the full fiscal year 2024. Personnel costs accounted for an $8.8 million increase for the quarter and $50.4 million for the fiscal year.
•
Gross rental equipment capital expenditures for fiscal 2024 were approximately $1,619 million compared with approximately $1,299 million for fiscal 2023. Capital expenditures for the rental fleet, depending upon manufacturer availability, are expected to increase in fiscal 2025. Proceeds from the sales of rental equipment were approximately $728 million for fiscal 2024 compared with $688 million in fiscal 2023. Spending on real estate related acquisitions and projects decreased approximately $83 million to $1,258 million in fiscal 2024 compared with fiscal 2023.
•
Cash and credit availability at the Moving and Storage operating segment was $1,886.3 million and $2,499.2 million as of March 31, 2024 and 2023, respectively.
•
On March 6, 2024, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on March 18, 2024. The dividend was paid on March 28, 2024.

U-Haul Holding Company will file its 10-K on Thursday May 30, 2024 and hold its investor call for fiscal 2024 on Thursday, May 30, 2024, at 8 a.m. Arizona Time (11 a.m. Eastern). The call will be broadcast live over the internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 23,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 188,700 trucks, 139,400 trailers and 43,700 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,004,000 rentable storage units and 86.8 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-K for the year ended March 31, 2024, which will be filed with the SEC on May 30th.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the fourth quarter and the full year of fiscal 2024 and 2023.

	Quarters Ended March 31,		Years Ended March 31,
	2024	2023	2024	2023
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$716,283	$726,298	$3,624,695	$3,877,917
Self-storage revenues	212,701	195,246	831,069	744,492
Self-moving and self-storage product and service sales	73,018	76,220	335,805	357,286
Property management fees	8,422	8,577	37,004	37,073
Life insurance premiums	21,542	23,513	89,745	99,149
Property and casualty insurance premiums	22,419	20,667	94,802	93,209
Net investment and interest income	42,859	60,303	146,468	176,679
Other revenue	81,926	77,827	466,086	478,886
Consolidated revenue	$1,179,170	$1,188,651	$5,625,674	$5,864,691

Listed below are revenues and earnings from operations at each of our operating segments for the fourth quarter and the full year of fiscal 2024 and 2023.

	Quarters Ended March 31,		Years Ended March 31,
	2024	2023	2024	2023
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,092,698	$1,110,851	$5,294,928	$5,567,714
Earnings from operations before equity in earnings of subsidiaries	10,816	94,845	896,140	1,396,122
Property and casualty insurance
Revenues	34,091	28,601	123,085	103,512
Earnings from operations	25,687	11,687	62,509	36,570
Life insurance
Revenues	55,284	53,339	219,202	206,100
Earnings from operations	5,113	3,969	20,152	14,409
Eliminations
Revenues	(2,903)	(4,140)	(11,541)	(12,635)
Earnings from operations before equity in earnings of subsidiaries	(250)	(380)	(1,012)	(1,521)
Consolidated Results
Revenues	1,179,170	1,188,651	5,625,674	5,864,691
Earnings from operations	41,366	110,121	977,789	1,445,580

Debt Metrics

Debt Metrics
(in thousands)(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Real estate secured debt	$2,562,620	$2,716,180	$2,771,027	$2,744,416	$2,660,878
Unsecured debt	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
Fleet secured debt	2,470,603	2,482,356	2,392,021	2,305,116	2,205,824
Other secured debt	70,815	72,869	73,752	74,250	76,648
Total debt	6,304,038	6,471,405	6,436,800	6,323,782	6,143,350

Moving and Storage cash	$1,380,165	$1,736,295	$2,068,790	$2,302,380	$2,034,242
Moving and Storage assets	16,149,748	16,193,912	16,156,182	15,742,770	15,211,493
Moving and Storage EBITDA (TTM)**	1,567,985	1,593,446	1,683,912	1,789,024	1,888,513

Net debt to EBITDA	3.1	3.0	2.6	2.2	2.2
Net debt to total assets	30.5%	29.2%	27.0%	25.5%	27.0%

Percent of debt floating	7.2%	6.9%	6.3%	7.7%	8.4%
Percent of debt fixed	92.8%	93.1%	93.7%	92.3%	91.6%
Percent of debt unsecured	19.0%	18.5%	18.6%	19.0%	19.5%

Unencumbered asset ratio*	4.43x	4.00x	3.74x	3.55x	3.44x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

** Moving and Storage EBITDA (TTM) for December 31, 2023, September 30, 2023 and June 30, 2023 have been adjusted from previously presented earnings releases as Moving and Storage interest income has been classified as Other interest income.

The components of depreciation, net of gains on disposals for the fourth quarter and the full year of fiscal 2024 and 2023 are as follows:

	Quarter Ended March 31,
	2024	2023
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$145,256	$133,617
Depreciation expense - non rental equipment	24,388	21,720
Depreciation expense - real estate	44,008	34,367
Total depreciation expense	$213,652	$189,704

Gains on disposals of rental equipment	$(15,813)	$(47,807)
(Gains) loss on disposals of non-rental equipment	508	(82)
Total net gains on disposals equipment	$(15,305)	$(47,889)

Depreciation, net of gains on disposals	$198,347	$141,815

Losses on disposals of real estate	$2,594	$558

	Year Ended March 31,
	2024	2023

	(In thousands)
Depreciation expense - rental equipment	$564,546	$520,502
Depreciation expense - non rental equipment	94,902	86,178
Depreciation expense - real estate	158,441	127,199
Total depreciation expense	$817,889	$733,879

Gains on disposals of rental equipment	$(154,989)	$(246,761)
(Gains) loss on disposals of non-rental equipment	1,031	(323)
Total net gains on disposals equipment	$(153,958)	$(247,084)

Depreciation, net of gains on disposals	$663,931	$486,795

Losses on disposals of real estate	$7,914	$5,596

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned storage locations follows (unaudited):

	Quarters Ended March 31,
	2024	2023
	(In thousands, except occupancy rate)
Unit count as of March 31	728	673
Square footage as of March 31	61,857	56,382
Average monthly number of units occupied	573	542
Average monthly occupancy rate based on unit count	79.8%	81.2%
End of period occupancy rate based on unit count	79.3%	81.2%
Average monthly square footage occupied	49,986	46,994

	Years Ended March 31,
	2024	2023
	(In thousands, except occupancy rate)
Unit count as of March 31	728	673
Square footage as of March 31	61,857	56,382
Average monthly number of units occupied	571	535
Average monthly occupancy rate based on unit count	82.1%	83.4%
End of period occupancy rate based on unit count	79.3%	81.2%
Average monthly square footage occupied	49,515	46,257

Self-Storage Portfolio Summary
As of March 31, 2024
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	92	37,288	4,352,819	$14.63	78.0%
California	87	32,495	3,021,621	$20.95	81.6%
Florida	83	32,714	3,575,965	$18.19	79.4%
Illinois	81	35,471	3,673,467	$15.56	82.0%
Pennsylvania	69	27,051	2,848,595	$17.33	74.6%
New York	65	26,219	2,536,399	$23.04	77.0%
Ohio	58	24,047	2,512,407	$14.77	80.7%
Michigan	57	19,615	2,062,980	$15.48	83.6%
Georgia	48	21,975	2,354,898	$16.16	86.0%
Arizona	44	24,240	2,736,326	$15.44	79.8%
Wisconsin	42	16,465	1,895,783	$13.04	78.2%
Washington	37	13,076	1,411,601	$16.83	77.6%
North Carolina	36	16,109	1,710,475	$15.16	81.3%
New Jersey	34	15,574	1,469,641	$20.59	83.3%
Missouri	34	12,282	1,528,837	$14.75	77.4%
Tennessee	34	14,595	1,384,645	$14.61	89.3%
Ontario	33	10,733	1,201,311	$22.85	70.6%
Indiana	33	10,159	1,158,764	$13.81	76.4%
Massachusetts	31	10,760	993,673	$20.34	83.1%
Alabama	26	6,880	791,015	$13.86	76.2%

Top 20 Totals	1,024	407,748	43,221,222	$16.83	79.8%

All Others	455	170,382	18,712,180	$16.06	79.8%

4Q FY 2024 Totals	1,479	578,130	61,933,402	$16.60	79.8%

Same Store 4Q24	862	291,213	27,346,592	$16.87	92.3%
Same Store 4Q23	804	256,476	23,912,470	$15.99	94.2%
Same Store 4Q22	685	202,309	19,138,544	$14.60	95.7%

Non-Same Store 4Q24	617	286,917	34,586,810	$16.30	70.1%
Non-Same Store 4Q23	621	290,683	32,546,410	$15.85	72.3%
Non-Same Store 4Q22	677	295,192	31,303,792	$14.72	75.4%

Same Store Pool Held Constant for Prior Periods
Same Store 4Q24	862	291,213	27,346,592	$16.87	92.3%
Same Store 4Q23	862	295,638	27,322,198	$16.00	93.6%
Same Store 4Q22	862	293,546	27,324,658	$14.65	93.1%

Non-Same Store 4Q24	617	286,917	34,586,810	$16.30	70.1%
Non-Same Store 4Q23	561	252,110	29,204,395	$15.82	70.3%
Non-Same Store 4Q22	499	204,705	23,182,066	$14.68	71.1%

Note: Store Count, Units, and NRSF reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over fiscal year 2024.
Same store includes storage locations with rentable storage inventory for more than three years and a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater physical occupancy for the last two years.
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED ENTITIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2024	2023
	(In thousands)
ASSETS
Cash and cash equivalents	$1,534,544	$2,060,524
Trade receivables and reinsurance recoverables, net	215,908	189,498
Inventories and parts	150,940	151,474
Prepaid expenses	246,082	241,711
Fixed maturity securities available-for-sale, net, at fair value	2,442,504	2,709,037
Equity securities, at fair value	66,274	61,357
Investments, other	633,936	575,540
Deferred policy acquisition costs, net	121,224	128,463
Other assets	111,743	51,052
Right of use assets – financing, net	289,305	474,765
Right of use assets – operating, net	53,712	58,917
Related party assets	57,934	48,308
	5,924,106	6,750,646
Property, plant and equipment, at cost:
Land	1,670,033	1,537,206
Buildings and improvements	8,237,354	7,088,810
Furniture and equipment	1,003,770	928,241
Rental trailers and other rental equipment	936,303	827,696
Rental trucks	6,338,324	5,278,340
	18,185,784	15,660,293
Less: Accumulated depreciation	(5,051,132)	(4,310,205)
Total property, plant and equipment, net	13,134,652	11,350,088
Total assets	$19,058,758	$18,100,734
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$783,084	$761,039
Notes, loans and finance leases payable, net	6,271,362	6,108,042
Operating lease liabilities	55,032	58,373
Policy benefits and losses, claims and loss expenses payable	849,113	880,202
Liabilities from investment contracts	2,411,352	2,398,884
Other policyholders' funds and liabilities	18,070	8,232
Deferred income	51,175	52,282
Deferred income taxes, net	1,447,125	1,329,489
Total liabilities	11,886,313	11,596,543

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	453,643
Accumulated other comprehensive loss	(223,216)	(285,623)
Retained earnings	7,600,090	7,003,148
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,172,445	6,504,191
Total liabilities and stockholders' equity	$19,058,758	$18,100,734

U-HAUL HOLDING COMPANY AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended March 31,
	2024	2023
	(unaudited) (In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$716,283	$726,298
Self-storage revenues	212,701	195,246
Self-moving and self-storage products and service sales	73,018	76,220
Property management fees	8,422	8,577
Life insurance premiums	21,542	23,513
Property and casualty insurance premiums	22,419	20,667
Net investment and interest income	42,859	60,303
Other revenue	81,926	77,827
Total revenues	1,179,170	1,188,651

Costs and expenses:
Operating expenses	757,567	746,317
Commission expenses	77,236	76,501
Cost of sales	52,732	56,114
Benefits and losses	36,643	43,046
Amortization of deferred policy acquisition costs	5,212	6,301
Lease expense	7,473	7,878
Depreciation, net of gains on disposals	198,347	141,815
Net losses on disposal of real estate	2,594	558
Total costs and expenses	1,137,804	1,078,530

Earnings from operations	41,366	110,121
Other components of net periodic benefit costs	(364)	(304)
Other interest income	36,843	-
Interest expense	(64,184)	(57,925)
Pretax earnings	13,661	51,892
Income tax expense	(14,524)	(14,483)
Earnings (losses) available to common shareholders	$(863)	$37,409
Basic and diluted earnings (losses) per share of Common Stock	$(0.05)	$0.15
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$0.00	$0.19
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED ENTITIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2024	2023
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$3,624,695	$3,877,917
Self-storage revenues	831,069	744,492
Self-moving and self-storage products and service sales	335,805	357,286
Property management fees	37,004	37,073
Life insurance premiums	89,745	99,149
Property and casualty insurance premiums	94,802	93,209
Net investment and interest income	146,468	176,679
Other revenue	466,086	478,886
Total revenues	5,625,674	5,864,691

Costs and expenses:
Operating expenses	3,126,471	3,024,547
Commission expenses	384,079	416,315
Cost of sales	241,563	263,026
Benefits and losses	167,035	164,079
Amortization of deferred policy acquisition costs	24,238	27,924
Lease expense	32,654	30,829
Depreciation, net of gains on disposals	663,931	486,795
Net losses on disposal of real estate	7,914	5,596
Total costs and expenses	4,647,885	4,419,111

Earnings from operations	977,789	1,445,580
Other components of net periodic benefit costs	(1,458)	(1,216)
Other interest income	120,021	-
Interest expense	(256,175)	(223,958)
Fees on early extinguishment of debt	-	(1,009)
Pretax earnings	840,177	1,219,397
Income tax expense	(211,470)	(294,925)
Earnings available to common shareholders	$628,707	$924,472
Basic and diluted earnings per share of Common Stock	$3.04	$5.54
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	$3.22	$4.62
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

###

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share is calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share is added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process is used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters and years ended March 31, 2024 and 2023 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	March 31,
	2024	2023
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings (losses) available to common stockholders	$(863)	$37,409
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(7,058)
Undistributed earnings (losses) available to common stockholders	$(9,686)	$30,351
Undistributed earnings (losses) available to common stockholders allocated to Voting Common Stock	$(969)	$3,035

Undistributed earnings (losses) per share of Voting Common Stock	$(0.05)	$0.15
Dividends declared per share of Voting Common Stock	$-	$-
Basic and diluted earnings (losses) per share of Voting Common Stock	$(0.05)	$0.15

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings (losses) available to common stockholders	$(863)	$37,409
Voting Common Stock dividends declared	-	-
Non-Voting Common Stock dividends declared	(8,823)	(7,058)
Undistributed earnings (losses) available to common stockholders	$(9,686)	$30,351
Undistributed earnings (losses) available to common stockholders allocated to Non-Voting Common Stock	$(8,717)	$27,316

Undistributed earnings (losses) per share of Non-Voting Common Stock	$(0.05)	$0.15
Dividends declared per share of Non-Voting Common Stock	$0.05	$0.04
Basic and diluted earnings per share of Non-Voting Common Stock	$0.00	$0.19

	For the Years Ended
	March 31,
	2024	2023
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$628,707	$924,472
Voting Common Stock dividends declared	-	(19,608)
Non-Voting Common Stock dividends declared	(31,765)	(14,117)
Undistributed earnings available to common stockholders	$596,942	$890,747
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$59,694	$89,075

Undistributed earnings per share of Voting Common Stock	$3.04	$4.54
Dividends declared per share of Voting Common Stock	$0.00	$1.00
Basic and diluted earnings per share of Voting Common Stock	$3.04	$5.54

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$628,707	$924,472
Voting Common Stock dividends declared	-	(19,608)
Non-Voting Common Stock dividends declared	(31,765)	(14,117)
Undistributed earnings available to common stockholders	$596,942	$890,747
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$537,248	$801,672

Undistributed earnings per share of Non-Voting Common Stock	$3.04	$4.54
Dividends declared per share of Non-Voting Common Stock	$0.18	$0.08
Basic and diluted earnings per share of Non-Voting Common Stock	$3.22	$4.62

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of March 31, 2024 and March 31, 2023, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			March 31,	March 31,
			2024	2023
	March 31,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2024	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,670,033	$-	$1,670,033	$1,537,206
Buildings and improvements	8,237,354	-	8,237,354	7,088,810
Furniture and equipment	1,003,770	61	1,003,831	937,928
Rental trailers and other rental equipment	936,303	114,607	1,050,910	979,990
Rental trucks	6,338,324	607,521	6,945,845	6,228,178
Right-of-use assets, gross	18,185,784	722,189	18,907,973	16,772,112
Less: Accumulated depreciation	(5,051,132)	(432,884)	(5,484,016)	(4,947,259)
Total property, plant and equipment, net	$13,134,652	$289,305	$13,423,957	$11,824,853

			March 31,
			2023
	March 31,	ROU Assets	Property, Plant and Equipment
	2023	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,537,206	$-	$1,537,206
Buildings and improvements	7,088,810	-	7,088,810
Furniture and equipment	928,241	9,687	937,928
Rental trailers and other rental equipment	827,696	152,294	979,990
Rental trucks	5,278,340	949,838	6,228,178
Right-of-use assets, gross	15,660,293	1,111,819	16,772,112
Less: Accumulated depreciation	(4,310,205)	(637,054)	(4,947,259)
Total property, plant and equipment, net	$11,350,088	$474,765	$11,824,853

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The earnings from operations for December 31, 2023, September 30, 2023 and June 30, 2023 have been adjusted from previously presented earnings releases as Moving and Storage interest income has been classified as Other interest income.

Moving and Storage EBITDA (In thousands, unaudited)	TTM
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Earnings from operations *	$896,140	$980,169	$1,132,142	$1,273,901	$1,396,122

Depreciation	817,889	793,940	768,475	749,210	733,879
Net gains on disposals	(153,958)	(186,541)	(220,858)	(238,397)	(247,084)
Net (gains) losses on disposal of real estate	7,914	5,878	4,153	4,310	5,596
Depreciation, net of (gains) losses on disposals	671,845	613,277	551,770	515,123	492,391

EBITDA	$1,567,985	$1,593,446	$1,683,912	$1,789,024	$1,888,513

* before insurance subsidiaries